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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


iTurf Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 13, 1999, relating to the financial statements of T@PONLINE.COM, INC., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO SEIDMAN, LLP

Woodbridge, New Jersey
November 19, 1999